Exhibit 99.1

Press Release

UnitedAuto Group, Inc.
2555 Telegraph Rd.
Bloomfield Hills, MI 48302-0954

Contact:	Roger Penske	Jim Davidson	Tony Pordon
	Chairman	Executive VP — Finance	Vice President — Investor Relations
	248-648-2400	201-325-3303	248-648-2540
		jdavidson@unitedauto.com	tony.pordon@unitedauto.com

UNITEDAUTO REPORTS RECORD THIRD QUARTER

Revenues Increase 18.3%

Net Income and Earnings Per Share Increase 15%

Most Profitable Quarter in Company History

Same-Store Retail Revenues Increase 9.9% and Related Gross Profit Increases 9.8%

     BLOOMFIELD HILLS, MI, NOVEMBER 4, 2003 — United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, announced today that revenues for the third quarter increased 18.3% to a record $2.4 billion, driven by a 9.9% increase in same-store retail revenues. Importantly, the Company announced that same-store growth increased dramatically in each of its product lines, with new retail vehicle sales, used retail vehicle sales, service and parts sales, and finance and insurance revenues up 8.8%, 12.3%, 10.6% and 16.2%, respectively. Record income from continuing operations was $25.2 million, up 14.2%, and related earnings per share grew 15.1% to $0.61.

     For the nine months ended September 30, 2003, revenues increased 20.9% to $6.5 billion. Income from continuing operations was $65.6 million and related earnings per share was $1.59, an increase of 10.4%. Net income was $62.9 million and earnings per share was $1.52. Net income for the nine months includes a $3.1 million, or $0.07 per share, charge as a result of the cumulative effect of a change in accounting principle recorded in the first quarter in connection with the adoption of EITF 02-16 “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor.”

     Chairman Roger Penske commented, “Once again, UnitedAuto delivered a quarter of record results. We believe our strong same-store revenue growth is the direct result of our brand mix and our capital investment strategy. I am particularly pleased with the 10.6% same-store revenue increase in our

48% margin service and parts business, and the 60-basis point growth in our overall service and parts margin during the quarter. Our investment in service capacity continues to yield results. For the fourth quarter, we estimate earnings in the range of $0.45 — $0.49 per share, bringing our full-year earnings projection to $2.04 — 2.08 per share (excluding the cumulative effect of the change in accounting principle).”

     During 2003, UnitedAuto has completed acquisitions totaling approximately $650 million in annualized revenue, representing approximately $300 million in the United States and another $350 million in the United Kingdom. These acquisitions are within the Company’s targeted acquisition range for 2003.

     UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 134 franchises in the United States and 79 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

     UnitedAuto will host a conference call discussing financial results relating to third quarter 2003 on Tuesday, November 4, 2003 at 2P.M. Eastern time. Participants must call (888) 428-4478 (International, please call (651) 291-5254). Calls need to be made shortly before the call is to commence. The call will also be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com.

     Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales and earnings growth potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

UNITED AUTO GROUP, INC.
Consolidated Statements of Income (Unaudited)
(Amounts In Thousands, Except Per Share Data)

	Third Quarter

	2003	2002

New Vehicles	$1,400,635	$1,191,511
Used Vehicles	494,250	396,244
Finance and Insurance	58,075	48,003
Service and Parts	242,829	202,598
Fleet	27,290	31,604
Wholesale	140,016	127,754

Total Revenues	2,363,095	1,997,714
Cost of Sales	2,027,100	1,719,264

Gross Profit	335,995	278,450
SG&A Expenses	262,746	216,506
Depreciation and Amortization	8,202	5,256

Operating Income	65,047	56,688
Floor Plan Interest Expense	(11,172)	(8,873)
Other Interest Expense	(11,117)	(9,927)

Income from Continuing Operations Before Minority Interests and Income Tax Provision	42,758	37,888
Minority Interests	(655)	(458)
Income Tax Provision	(16,889)	(15,344)

Income from Continuing Operations	25,214	22,086
Income (Loss) from Discontinued Operations, Net of Tax	41	(97)

Net Income	$25,255	$21,989

Income from Continuing Operations Per Diluted Share	$0.61	$0.53

Diluted EPS	$0.61	$0.53

Diluted Weighted Average Shares Outstanding	41,637	41,733

UNITED AUTO GROUP, INC.
Consolidated Statements of Income (Unaudited)
(Amounts In Thousands, Except Per Share Data)

	Nine Months

	2003	2002

New Vehicles	$3,786,798	$3,207,432
Used Vehicles	1,405,545	1,062,042
Finance and Insurance	158,971	127,875
Service and Parts	680,236	551,526
Fleet	93,219	90,704
Wholesale	384,497	343,781

Total Revenues	6,509,266	5,383,360
Cost of Sales	5,577,325	4,619,773

Gross Profit	931,941	763,587
SG&A Expenses	733,876	593,535
Depreciation and Amortization	22,963	15,210

Operating Income	175,102	154,842
Floor Plan Interest Expense	(31,611)	(25,451)
Other Interest Expense	(32,215)	(27,682)

Income from Continuing Operations Before Minority Interests and Income Tax Provision	111,276	101,709
Minority Interests	(1,706)	(1,383)
Income Tax Provision	(43,956)	(40,963)

Income from Continuing Operations	65,614	59,363
Income from Discontinued Operations, Net of Tax	296	2,226

Income Before Cumulative Effect of Accounting Change	65,910	61,589
Cumulative Effect of Accounting Change (a)	(3,058)	—

Net Income	$62,852	$61,589

Income from Continuing Operations Per Diluted Share	$1.59	$1.44

Diluted EPS before Cumulative Effect of Accounting Change	$1.60	$1.50

Cumulative Effect of Accounting Change on Diluted EPS	$(0.07)	$—

Diluted EPS	$1.52	$1.50

Diluted Weighted Average Shares Outstanding	41,258	41,168

(a)	Represents a cumulative accounting change resulting from the adoption of EITF 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor.”

UNITED AUTO GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)

	9/30/03	12/31/02

Assets	(unaudited)
Cash and Cash Equivalents	$10,803	$10,641
Accounts Receivable, Net	346,142	310,378
Inventories	1,001,107	942,732
Other Current Assets	41,047	27,230

Total Current Assets	1,399,099	1,290,981
Property and Equipment, Net	429,406	306,234
Intangibles	1,060,907	973,342
Assets of Discontinued Operations	—	53,085
Other Assets	76,512	66,672

Total Assets	$2,965,924	$2,690,314

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	879,589	882,100
Accounts Payable and Accrued Expenses	376,842	271,036
Current Portion Long-Term Debt	4,452	14,979

Total Current Liabilities	1,260,883	1,168,115
Long-Term Debt (a)	782,845	651,176
Other Long-Term Liabilities	139,499	135,036
Liabilities of Discontinued Operations	—	31,545

Total Liabilities	2,183,227	1,985,872
Stockholders’ Equity	782,697	704,442

Total Liabilities and Stockholders’ Equity	$2,965,924	$2,690,314

(a)	Undrawn capacity under the Company’s credit facilities amounted to approximately $300 million as of September 30, 2003.

UNITED AUTO GROUP, INC.
Selected Data

	Third Quarter		Nine Months

	2003	2002	2003	2002

Units
New Retail Units	47,934	43,026	130,328	116,032
Used Retail Units	23,474	19,886	67,894	55,306

Total Retail Units	71,408	62,912	198,222	171,338

Same-Store Retail Revenue
New Vehicles	$1,259,181	$1,157,219	$2,961,380	$2,780,762
Used Vehicles	429,382	382,444	871,899	793,683
Finance and Insurance	47,523	40,898	115,182	100,257
Service and Parts	217,317	196,461	498,981	463,892

Total Same-Store Retail Revenue	$1,953,403	$1,777,022	$4,447,442	$4,138,594

Same-Store Retail Revenue Growth
New Vehicles	8.8%	9.2%	6.5%	7.0%
Used Vehicles	12.3%	2.9%	9.9%	1.1%
Finance and Insurance	16.2%	10.2%	14.9%	10.2%
Service and Parts	10.6%	6.0%	7.6%	5.8%
Revenue Mix
New Vehicles	59.3%	59.7%	58.2%	59.5%
Used Vehicles	20.9%	19.8%	21.6%	19.7%
Finance and Insurance	2.4%	2.4%	2.4%	2.4%
Service and Parts	10.3%	10.1%	10.5%	10.3%
Fleet	1.2%	1.6%	1.4%	1.7%
Wholesale	5.9%	6.4%	5.9%	6.4%
Retail Gross Margin — by Product
New Vehicles	8.1%	8.2%	8.3%	8.4%
Used Vehicles	9.3%	9.5%	9.3%	10.0%
Finance and Insurance	100.0%	100.0%	100.0%	100.0%
Service and Parts	48.0%	47.4%	48.0%	46.9%
Gross Profit per Transaction
New Vehicles	$2,377	$2,272	$2,413	$2,334
Used Vehicles	1,955	1,898	1,924	1,922
Finance and Insurance	813	763	802	746

UNITED AUTO GROUP, INC.
Selected Data (Continued)

	Third Quarter		Nine Months

	2003	2002	2003	2002

Brand Mix:
Toyota/Lexus	23%	23%	22%	24%
BMW	14%	11%	13%	10%
Honda/Acura	11%	12%	12%	12%
General Motors	10%	12%	11%	13%
Mercedes	10%	8%	10%	8%
Ford Premier Group	8%	7%	8%	6%
Chrysler	7%	10%	7%	10%
Nissan/Infiniti	5%	5%	5%	5%
Ford	4%	5%	4%	5%
Other	8%	7%	8%	7%
Debt to Total Capital Ratio	50%	49%	50%	49%
Adjusted EBITDA (a)	$62,077	$53,071	$166,454	$144,601
Rent Expense	21,673	17,024	62,132	45,262

(a)	Adjusted EBITDA is defined as income from continuing operations before minority interests, income tax provision, other interest expense, depreciation and amortization. While Adjusted EBITDA should not be construed as a substitute for income from continuing operations or as a better measure of liquidity than cash flows from operating activities, each of which is determined in accordance with U.S. GAAP, it is included in this press release to provide additional information regarding the amount of cash our business is generating. This measure may not be comparable to similarly titled measures reported by other companies. Following is a reconciliation of income from continuing operations before minority interests and income tax provision and Adjusted EBITDA:

	Third Quarter		Nine Months

	2003	2002	2003	2002

Income from continuing operations before minority interests and income tax provision	$42.8	$37.9	$111.3	$101.7
Other interest expense	11.1	9.9	32.2	27.7
Depreciation and amortization	8.2	5.3	23.0	15.2

Adjusted EBITDA	$62.1	$53.1	$166.5	$144.6